AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON *

                              REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       First Irving Strategic Group, Inc.
             (Exact name of registrant as specified in its charter)

               ----------- ---------------- -----------------
                 Florida           6770         Applied For

---------------------- ---------------------- --------------------------
---------------------- ---------------------- --------------------------

State or other jurisdiction of    PRIMARY STANDARD INDUSTRIAL   I.R.S. Employer
incorporation or organization     CLASSIFICATION CODE NUMBER    Identification No.
-----------------------------     -------------------------    ---------------------

                              2503 W. Gardner Ct.,
                                 Tampa, FL 33611
                                  813. 831-9348

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Michael T. Williams
                               2503 W. Gardner Ct.
                                 Tampa, FL 33611
                             TELEPHONE: 813.831.9348

(Name, address, including zip code, and telephone number, including area code, of agent for service)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as practicable after this registration statement becomes effective and after the closing of the merger of the proposed merger described in this registration statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b, under the securities act, check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. *[ ] *registration number,

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the securities act, check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. *[ ]
*registration number,

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. *[ ]
                            ------------------------
 CALCULATION OF REGISTRATION FEE


Title of each                   Proposed          Proposed
class of          Amount        maximum           maximum          Amount of
securities        to be         offering price    aggregate        registration
to be             registered    per unit          offering price   fee
registered

Common            8,550,000           *                *                 *
Stock, par
Value - no

Common              150,000           *                *                 *
Stock, par
Value - no




(1) Represents an estimate of the maximum number of shares of common stock of Registrant which may be issued to former holders of shares of common stock of PC Universe pursuant to the merger described herein.

(2) The registration fee has been calculated pursuant to Rule 457(f) (2). As of the filing of this registration statement, PC Universe had an accumulated capital deficit. In addition, PC Universe's common stock has no par value.
Accordingly, the proposed maximum offering price has been calculated by multiplying one-third, 1/3, of an assumed par value for PC Universe's Common Stock of, $.0001 per share, pursuant to Florida law by the maximum number of shares to be issued to the holders of PC Universe common stock in the merger.

                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.
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- -----------------------------------------------------------------------------



Item 2

     1     Agreement and Plan of Merger and Reorganization

Item 3

     1     Articles of Incorporation of the Registrant.(1)


     2     Bylaws of the Registrant (1)


     3 Amended and Restated Articles of Incorporation of Registrant, to be effective after consummation of the proposed Merger.


     4. Amended and Restated Bylaws of the Registrant, to be effective after consummation of the proposed Merger.

Item 4

     1     Form of Common Stock Certificate of the Registrant.(1)

Item 5

     1     Legal Opinion of Williams Law Group, P.A.

Item 8

     1     Tax Opinion of Williams Law Group, P.A.

Item 10

     1.   Contracts with Ingram Micro
     2.   Financing documents with Finova Capital
     3.   Promissory note from Gary Stern

Item 23

     1.   Consent of Grassano Accounting P.A.*
     2. Consent of WILLIAMS LAW GROUP, P.A. (to be included in Exhibits 5.1 and 8.1).


          Previously Filed *